Exhibit 99.1

T2 Biosystems Achieves Successful Defense of Patent for Direct-From-Whole Blood Pathogen

Detection Method in the European Union

LEXINGTON, Mass., September 20, 2024 (GLOBE NEWSWIRE)— T2 Biosystems, Inc. (NASDAQ:TTOO) (the “Company”), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced that it has successfully defended against an opposition filed against a key patent for its direct-from-whole blood detection method in the European Union.

The opposition was filed in May 2023 with the European Patent Office (EPO) by bioMerieux and a strawman representing other undisclosed firm(s) against T2 Biosystems’ granted European Patent No. 3 443 124, which relates to a method for amplifying a target nucleic acid characteristic of a pathogen in a whole blood sample. This patent is part of T2 Biosystems’ intellectual property portfolio surrounding its proprietary direct-from-whole blood pathogen detection method. The Opposition Division of the EPO held a public hearing on September 19, 2024, and ruled such that T2 Biosystems’ strong IP position on the detection of pathogens directly from whole blood was maintained.

“This decision further supports the confidence we have in the broad scope conferred by our IP portfolio protecting our proprietary direct-from-whole blood pathogen detection method,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “Given the importance and value of our IP portfolio, we intend to continue to defend against such challenges and remain confident in our leading position, as we advance our technology, commercial platform, and product pipeline.”

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology and include the T2Dx® Instrument, the T2Bacteria® Panel, the T2Candida® Panel, the T2Resistance® Panel, and the T2Biothreat™ Panel. T2 Biosystems has an active pipeline of future products, including the U.S. T2Resistance Panel, the T2Lyme™ Panel, and the expended T2Candida Panel to add the detection of Candida auris. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our patent portfolio, the potential of our direct-from-whole blood detection technology and products, statements regarding our patent portfolio, as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or

(i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission, or SEC, on April 1, 2024, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406